UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 17, 2010

INTERNATIONAL COAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32679 (Commission File Number)	20-2641185 (IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia (Address of Principal Executive Offices)	25560 (Zip Code)

Registrant’s telephone number, including area code:  (304) 760-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2010, and effective as of such date, the Board of Directors of International Coal Group, Inc. (the “Company”) amended and restated the Company’s Second Amended and Restated Bylaws, as amended. The Company’s Third Amended and Restated Bylaws (i) update the notice requirements for business to be properly requested by a stockholder to be brought before an annual meeting (Section 9 “Order of Business”); (ii) update the notice requirements for stockholders to nominate directors at an annual meeting (Section 12 “Nominations of Directors; Election”); and (iii) clarify and/or make minor revisions to Sections 3 (“Special Meetings”), 4 (“Notice of Meetings”), 5 (“Inspectors”) and 34 (“Transfer”).

The foregoing description of the Company’s Third Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

         (d) Exhibits.

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of International Coal Group, Inc., effective as of November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.
By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Senior Vice President, Secretary and General Counsel

Date:  November 19, 2010

EXHIBIT INDEX

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of International Coal Group, Inc., effective as of November 17, 2010